Exhibit 1(p)

     Articles Supplementary Classifying Shares of Authorized Capital Stock,
                and Creating an Additional Class of Common Stock

      MERRILL LYNCH MUNICIPAL BOND FUND, INC. (hereinafter called the "Corporation"), a Maryland corporation, having its principal office in the State of Maryland in the City of Baltimore, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

1. Pursuant to the Articles of Amendment dated as of [ ], 2006, filed with the State Department of Assessments and Taxation of the State of Maryland [on the date hereof], the Corporation amended its charter to redesignate its Class A Common Stock as "Investor A1 Common Stock," its Class B Common Stock as "Investor B Common Stock," its Class C Common Stock as "Investor C Common Stock," and its Class I Common Stock as "Institutional Common Stock."

2. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue [[ ]] shares of capital stock as follows:

      Series and Classes                             Number of Authorized Shares
      ------------------                             ---------------------------
      Merrill Lynch Municipal Bond Fund
           Class A Common Stock                                 [__________]
           Class B Common Stock                                 [__________]
           Class C Common Stock                                 [__________]
           Class I Common Stock                                 [__________]

                                                       Total: [____________]


      The remaining [[ ]] shares of authorized capital stock are not designated as to any series or class. After the classification of authorized shares, all shares of all series and classes of the Corporation's capital stock will have a par value of Ten Cents ($0.10) per share, and an aggregate par value of [[$______________]].

3.    The Board of Directors of the Corporation, acting in accordance with
      Section 2-105(c) of the Maryland General Corporation Law and Article IV, paragraph 3 of the Articles of Incorporation, hereby classifies [[_____________]] Million (__,___,___) shares of authorized but undesignated capital stock of the Corporation as follows; [__________] shares are classified as Service Common Stock; and [____________] shares are classified as BlackRock Common Stock.

4. The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Service Common Stock are as follows:


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      The Service Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Institutional Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

      (i) Expenses related to the distribution of the Service Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

      (ii) Such distribution expenses borne solely by Service Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

5. The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of BlackRock Common Stock are as follows:

      The BlackRock Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Institutional Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

      (i) Expenses related to the distribution of the BlackRock Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

      (ii) Such distribution expenses borne solely by BlackRock Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

6. After the reclassification of authorized shares, the Corporation will have the authority to issue [______________] shares of capital stock as follows:

      Series and Classes                             Number of Authorized Shares
      ------------------                             ---------------------------
      Merrill Lynch Municipal Bond Fund
           Investor A Common Stock                               [__________]
           Investor A1 Common Stock                              [__________]
           Investor B Common Stock                               [__________]
           Investor C Common Stock                               [__________]
           Institutional Common Stock                            [__________]
           Service Common Stock                                  [__________]
           BlackRock Common Stock                                [__________]


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

      Series and Classes                             Number of Authorized Shares
      ------------------                             ---------------------------
                                                          Total: [__________]


      After the classification of authorized shares, all shares of all series and classes of the Corporation's capital stock will have a par value of Ten Cents ($0.10) per share, and an aggregate par value of [[_____________($_______)]].


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

      IN WITNESS WHEREOF, MERRILL LYNCH MUNICIPAL BOND FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on the day of , 2006.

                                         MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                                                 By:
                                                     -------------------
                                                     Robert C. Doll, Jr.
                                                     President

ATTEST:

-------------------
Alice A. Pellegrino
Secretary

      The undersigned, President of MERRILL LYNCH MUNICIPAL BOND FUND, INC. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters set forth therein are true in all material respects, under the penalties of perjury.

Dated:       , 2006                              By:
                                                     -------------------
                                                     Robert C. Doll, Jr.
                                                     President

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